EXHIBIT 1
                    Joint Filing Agreement

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of an Amendment No. 3 to Schedule 13D (and any other amendments filed by them) with respect to the shares of Class A Common Stock, $.01 par value per share, and Class B Common Stock, $.01 par value per share, of Dover Investments Corporation.

Dated:  August 6, 2004

THE LAWRENCE WEISSBERG REVOCABLE
LIVING TRUST, U/D/T DATED
NOVEMBER 25, 1992


                        By:/s/ Frederick M. Weissberg
	                     Name: Frederick M. Weissberg
	                     Title: Co-Trustee


By:/s/ William Weissberg
   Name: William Weissberg
   Title: Co-Trustee


                        By:/s/ Marvin Weissberg
	                     Name: Marvin Weissberg
	                     Title: Co-Trustee


                               	*
                        Name: Lawrence Weissberg



* By:/s/ Frederick M. Weissberg
     Frederick M. Weissberg,
     as Attorney-in-Fact